UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2007

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 17, 2007, Daniel J. Miller, the Senior Vice President, Chief Financial Officer and Treasurer of PlanetOut Inc. (the “Company”), informed the Company that he will be leaving PlanetOut Inc. on September 30, 2007 to pursue other interests. Mr. Miller has driven significant advances in the Company’s financial processes and organization, and has led the Company’s investor relations, fundraising and M&A activity. Subject to approval by the Company’s Board of Directors and satisfactory completion of certain performance objectives, Mr. Miller will be entitled to receive a stock bonus in the amount of 25,000 fully vested shares of the Company’s common stock on the date of his departure. The stock bonus would be issued pursuant to the Company’s 2004 Equity Incentive Plan. The Company has initiated a search for a new Chief Financial Officer.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: August 22, 2007	By:	/s/ Karen Magee
Karen Magee
Chief Executive Officer